UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 23, 2010

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2010, the stockholders of Soligenix, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), available for issuance under the 2005 Plan by 15,000,000 shares, bringing the total shares reserved for issuance under the 2005 Plan to 35,000,000 shares.  The Board of Directors (the “Board”) of the Company had previously adopted the amendment to the 2005 Plan, subject to approval by the stockholders. The Company’s Proxy Statement on Schedule 14A (the “Proxy Statement”) for its 2010 Annual Meeting of Stockholders, which the Company filed on August 11, 2010 with the U.S. Securities and Exchange Commission, included a summary description of the 2005 Plan, as well as the full text of the 2005 Plan as Annex B thereto.  The following is a brief description of the terms and conditions of the 2005 Plan, as amended.  If there is any inconsistency between this summary and the 2010 Plan, the terms of the 2010 Plan will govern.

Number of Shares.  A maximum of 35,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2005 Plan.  The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 4,000,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 2,000,000 shares.

Administration of 2005 Plan.  The 2005 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee.  Compensation Committee members are required to satisfy applicable requirements for independence.  The Compensation Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Compensation Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2005 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee's determinations are conclusive and bind all parties.

Eligibility.  Participation in the 2005 Plan is limited to the Company’s key employees and key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company).

Stock Options.  Each stock option awarded under the 2005 Plan will be a non-statutory option (“NSO”) unless expressly designated as an incentive stock option (“ISO”) at the time of the grant.  The exercise price of stock options granted under the 2005 Plan will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO.  The term of any option granted under the 2005 Plan may not exceed ten years.  Options will be exercisable at such time or times and on such conditions as the Compensation Committee specifies.  Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) shall be satisfied as set forth in more particularity in the Individual Stock Option Agreement.

Restricted Stock Awards; Unrestricted Stock; Deferred Stock.  The 2005 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement.  The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock.  The 2005 Plan also provides for awards of unrestricted stock, but no more than 1,500,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value.  The 2005 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion.

Performance Awards.  Any award under the 2005 Plan may be made subject to the satisfaction of performance criteria specified by the Compensation Committee.  In the case of performance awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m).  Any performance criterion based on performance over time will be determined by reference to a period of at least one year.  The Compensation Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met.

Effect of Certain Mergers, Consolidations, Etc.  In the case of certain mergers, consolidations or similar transactions in which a majority of the Company’s stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Compensation Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award.  In addition, the Compensation Committee may, under such circumstances, provide for replacement awards for certain participants.

Amendment of 2005 Plan.  The Compensation Committee may amend the 2005 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2005 Plan as to any future grants of awards.  The Compensation Committee may not, without the approval of the Company’s stockholders, effectuate a change to the 2005 Plan (i) for which stockholder approval is required in order for the 2005 Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2005 Plan, or change the class of persons or entities that qualify as participants under the 2005 Plan.  Specifically, and in addition to the foregoing, the 2005 Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.

The foregoing summary of the 2005 Plan is qualified in its entirety by reference to the complete text of the 2005 Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On September 23, 2010, the Company held its annual meeting of stockholders in Princeton, New Jersey.  As of the record date, July 30, 2010, there were 215,813,387 shares of Common Stock issued and outstanding and entitled to vote at the annual meeting.  Represented at the meeting, in person or by proxy, were 156,627,859 shares of Common Stock, constituting approximately 73% of the total shares of Common Stock entitled to vote at the meeting.

The first matter submitted for stockholder vote was the election of six directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.  The following individuals were elected to serve as directors, with the results of the vote as shown below:

Name	For	Withheld	Broker Non-Votes(1)
Christopher J. Schaber, Ph.D.	94,140,309	2,374,652	60,112,898
Evan Myrianthopoulos	94,086,954	2,428,007	60,112,898
Gregg A. Lapointe, C.P.A., M.B.A.	94,438,020	2,076,941	60,112,898
Robert J. Rubin, M.D.	94,493,598	2,021,363	60,112,898
Tamar D. Howson, M.B.A.	94,452,361	2,062,600	60,112,898
Virgil D. Thompson	94,557,191	1,957,770	60,112,898

(1)  A broker non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares.

The second matter submitted for stockholder vote was the grant of discretionary authority to the Company’s Board of Directors for up to a three year period (a) to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio within the range from one-for-two to one-for-twenty, to determine the effective date of the reverse stock split, and to proportionately reduce the number of shares of Common Stock authorized for issuance or (b) to determine not to proceed with the reverse stock split and proportionate reduction in the number of shares of Common Stock authorized for issuance.  The grant of discretionary authority to the Company’s Board of Directors was approved, with the results of the vote as shown below:

For	Against	Abstain	Broker Non-Votes
130,865,949	25,320,954	440,956	--

The third matter submitted for stockholder vote was the Amendment, which the stockholders approved by the following vote:
For	Against	Abstain	Broker Non-Votes
89,824,077	6,611,884	79,000	60,112,898

The fourth matter submitted for stockholder vote was the ratification of the appointment of EisnerAmper, LLP as the Company’s independent auditors for fiscal year ending December 31, 2010.  The appointment of EisnerAmper, LLP as the independent auditors was ratified, with the results of the vote as shown below:

For	Against	Abstain	Broker Non-Votes
150,038,309	2,083,483	4,506,067	--

Item 8.01    Other Events.

On September 27, 2010, the Company issued a press release, which announced the results of the annual stockholders meeting set forth in Item 5.07 of this Report and disclosed the Company’s revised guidance relating to the expected completion date for the Company’s confirmatory Phase 3 clinical trial of orBec® in the treatment of acute gastrointestinal Graft-versus-Host disease from the first half of 2011 to the second half of 2011.  A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Soligenix, Inc. 2005 Equity Incentive Plan, as amended on September 23, 2010.

99.1         Press release issued by Soligenix, Inc. on September 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

September 27, 2010	By: /s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Soligenix, Inc. 2005 Equity Incentive Plan, as amended on September 23, 2010.

99.1	Press release issued by Soligenix, Inc. on September 27, 2010.